Exhibit 10.26

DYNEX CAPITAL, INC.
AMENDMENT TO
RESTRICTED STOCK AGREEMENT

January 1, 2013

Effective as of January 1, 2013, the Restricted Stock Agreement representing restricted stock and related rights awarded on the Award Date listed below under the 2009 Stock and Incentive Plan of Dynex Capital, Inc. (the “Company”) to the below named Employee is amended as follows (the “Amendment”):

Name	Number of Award Shares	Agreement Type	Award Date

Byron L. Boston	35,006	Restricted Stock Agreement	9/7/2011

Paragraph 5 of the Restricted Stock Agreement is replaced with the following:

5.    Dividends and Other Distributions. During the Period of Restriction, Employee shall be entitled to receive currently all dividends and other distributions paid with respect to the Award Shares (other than dividends or distributions that are paid in shares of the Company's Common Stock or other securities of the Company). If, during the Period of Restriction, any such dividends or distributions are paid in shares of the Company's Common Stock or other securities of the Company with respect to the Award Shares, such shares or other securities of the Company shall be registered in the name of Employee and held by the Company until payable or forfeited pursuant to the next sentence. Such stock dividends and other stock distributions shall be subject to the same restrictions on transferability, forfeiture, and vesting as the Award Shares with respect to which they were paid and shall, to the extent vested, be paid when and to the extent the underlying Award Shares are vested and freed of restrictions.

To evidence their agreement to the terms and conditions of this Amendment, the Company and Employee have signed this Amendment as of the date(s) noted below.

DYNEX CAPITAL, INC.                    EMPLOYEE

/s/ Stephen J. Benedetti                         /s/ Byron L. Boston
Stephen J. Benedetti                        Byron L. Boston
Executive Vice President, Chief Operating
Officer and Chief Financial Officer

Date: March 25, 2013                        Date: March 25, 2013